BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
August 18, 2010

BLUE DOLPHIN REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Houston, August 18 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) (“Blue Dolphin”), an independent oil and gas company with operations in the Gulf of Mexico, today reported financial results for the three and six month periods ended June 30, 2010.

For the three months ended June 30, 2010 (the “current quarter”), Blue Dolphin announced a net loss of $369,937 on revenues of $483,591 compared to a net loss of $750,249 on revenues of $592,711 for the three months ended June 30, 2009 (the “previous quarter”).  Despite a reduction in revenues from pipeline operations and oil and gas sales, Blue Dolphin decreased its net loss primarily as a result of lower pipeline operating and general and administrative expenses.

	(In thousands, except per share amounts)
	Three Months Ended
	June 30,		Net Change
	2010	2009	2010 vs 2009

Revenues	$484	$593	$(109)
Net loss	$(370)	$(750)	$380
Net loss per common share
Basic	$(0.22)	$(0.45)	0.23
Diluted	$(0.22)	$(0.45)	0.23

For the six months ended June 30, 2010 (the “current period”), Blue Dolphin announced a net loss of $895,691 on revenues of $931,700 compared to a net loss of $1,750,258 on revenues of $1,129,416 for the six months ended June 30, 2009 (the “previous period”).  Despite a reduction in revenues from pipeline operations and oil and gas sales, Blue Dolphin decreased its net loss primarily as a result of lower pipeline operating, lease operating and general and administrative expenses.

	(In thousands, except per share amounts)
	Six Months Ended
	June 30,		Net Change
	2010	2009	2010 vs 2009

Revenues	$932	$1,129	$(197)
Net loss	$(896)	$(1,750)	$855
Net loss per common share
Basic	$(0.53)	$(1.04)	0.51
Diluted	$(0.53)	$(1.04)	0.51

There are currently 2,057,882 shares of common stock, par value $0.01 per share, issued and outstanding (on a post-split adjusted basis).

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company’s website at http://www.blue-dolphin.com.

Contact:
T. Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; collectability of a $2.0 million loan receivable; our ability to regain compliance for continued listing on NASDAQ; our ability to complete a combination with one or more target businesses; our ability to improve pipeline utilization levels; our ability to secure additional working capital to fund operations; performance of third party operators for properties where we have an interest; production from oil and gas properties that we have interests in; volatility of oil and gas prices; uncertainties in the estimation of proved reserves, in the projection of future rates of production, the timing of development expenditures and the amount and timing of property abandonment; costly changes in environmental and other government regulations for which Blue Dolphin is subject; and adverse changes in the global financial markets.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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